Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

Burt’s Bees, Inc.

Years Ended December 31, 2006 and 2005

Burt’s Bees, Inc.

Audited Consolidated Financial Statements

For the Years Ended December 31, 2006 and 2005

Ernst & Young LLP Suite 700 3200 Beechleaf Court 27604-1063 P.O. Box 40789 Raleigh, North Carolina 27629-0789	Phone: (919) 981-2800 Fax: (919) 981-2997 www.ey.com

Report of Independent Auditors

The Board of Directors and Stockholders Burt’s Bees, Inc.

We have audited the accompanying consolidated balance sheets of Burt’s Bees, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Burt’s Bees, Inc. and subsidiaries at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, to account for stock-based compensation.

March 15, 2007

A Member Practice of Ernst & Young Global

Burt’s Bees, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$17,877	$6,402
Accounts receivable, net	16,838	11,349
Inventories, net	17,124	18,355
Current portion of deferred tax asset	275	109
Prepaid expenses and other current assets	371	368

Total current assets	52,485	36,583
Property and equipment, net	11,638	9,227
Goodwill	117,212	117,212
Intangible assets, net	33,136	33,751
Deferred financing costs, net	3,364	4,188
Fair value of interest rate swap	1,523	1,790

Total assets	$219,358	$202,751

	December 31
	2006	2005
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$18,507	$9,486
Current portion of long-term debt	6,400	3,223
Income taxes payable	1,194	1,459

Total current liabilities	26,101	14,168
Deferred rent	408	498
Asset retirement obligation	217	206
Long-term portion of deferred tax liability	2,106	2,490
Long-term debt, less current portion	164,175	170,652
Other long-term liabilities	300	—

Total liabilities	193,307	188,014
Commitments and contingencies
Stockholders’ equity:
Common stock, Class A voting, $0.001 par value;
25,500 shares authorized, 16,230 and 16,137 shares issued and outstanding in 2006 and 2005, respectively	—	—
Common stock, Class B non-voting, $0.001 par value; 4,500 shares authorized, none issued or outstanding	—	—
Additional paid-in capital	10,767	8,241
Other comprehensive loss	(37)	—
Retained earnings	15,321	6,496

Total stockholders’ equity	26,051	14,737

Total liabilities and stockholders’ equity	$219,358	$202,751

See accompanying notes.

Burt’s Bees, Inc.

Consolidated Statements of Income

(In thousands)

	Year Ended December 31
	2006	2005
Net sales	$120,717	$106,504
Cost of goods sold	54,504	49,444

Gross profit	66,213	57,060

Selling, general, and administrative expense	35,141	28,699
Product development expense	1,221	915

Total operating expenses excluding non-cash compensation related to stock options	36,362	29,614

Operating income before non-cash compensation expense to stock options	29,851	27,446
Non-cash compensation expense related to stock options	1,717	—

Operating income	28,134	27,446
Other expense (income):
Interest expense	14,558	16,861
Change in fair value of interest rate swap	267	(1,438)
Transaction costs	—	2,500
Interest income	(421)	(223)
Loss on sale of asset	247	63

Total other expense (income)	14,651	17,763

Income before income tax provision	13,483	9,683
Income tax provision	4,658	3,654

Net income	$8,825	$6,029

See accompanying notes.

Burt’s Bees, Inc.

Consolidated Statements of Stockholders’ Equity

(In thousands, except share data)

	Class A Common Stock		Additional Paid-In Capital	Class A Common Stock Warrants	Retained Earnings	Other Comprehensive Loss	Total
	Shares	Amount
Ending balance at December 31, 2004	15,829	$—	$81,884	$2,012	$19,091	$—	$102,987
Warrant exercise	308	—	2,012	(2,012)	—	—	—
Dividend to shareholders	—	—	(75,655)	—	(18,624)	—	(94,279)
Net income	—	—	—	—	6,029	—	6,029

Ending balance at December 31, 2005	16,137	—	8,241	—	6,496	—	14,737
Stock based compensation	—	—	1,717	—	—	—	1,717
Stock options exercised	93	—	778	—	—	—	778
Income tax benefit on stock	—	—	31	—	—	—	31
awards
Currency translation	—	—	—	—	—	(37)	(37)
Net income	—	—	—	—	8,825	—	8,825

Comprehensive income							8,788

Ending balance at December 31, 2006	16,230	$—	$10,767	$—	$15,321	$(37)	$26,051

See accompanying notes.

Burt’s Bees, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31
	2006	2005
Operating activities
Net income	$8,825	$6,029
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in accounts receivable reserve	16	187
Increase in inventory reserve	383	270
Stock based compensation expense	1,717	—
Depreciation and amortization	2,835	1,847
Loss on sale of assets	247	63
Amortization of identifiable intangibles	1,359	1,208
Amortization of deferred financing costs	883	1,588
Amortization of debt discount	—	1,676
Change in fair value of interest rate swap	267	(1,438)
Deferred taxes	(550)	(579)
Changes in operating assets and liabilities:
Accounts receivable	(5,505)	(4,342)
Inventories	1,562	(8,634)
Prepaid expenses and other assets	7	340
Accounts payable and accrued expenses	8,681	4,516
Deferred rent	(90)	58
Income taxes	(266)	3,450

Net cash provided by operating activities	20,371	6,239
Investing activities
Purchases of property and equipment	(5,380)	(6,106)
Asset acquisition	(929)	—

Net cash used in investing activities	(6,309)	(6,106)
Financing activities
Payments on first lien term loan	(3,300)	(1,125)
Payment on senior subordinated notes payable	—	(25,200)
Proceeds from first lien term loan	—	92,000
Proceeds from second lien term loan	—	25,000
Dividend to shareholders	—	(94,279)
Proceeds from exercises of stock options	778	—
Excess tax benefit on stock awards	31	—
Financing costs	(59)	(3,121)

Net cash used in financing activities	(2,550)	(6,725)
Effect of foreign currency translation	(37)	—
Net increase (decrease) in cash and cash equivalents	11,475	(6,592)
Cash and cash equivalents at beginning of period	6,402	12,994

Cash and cash equivalents at end of period	$17,877	$6,402

Supplemental disclosure of cash flow information

Interest paid	$13,434	$12,050

Income taxes paid	$5,487	$2,232

See accompanying notes.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements

December 31, 2006

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Burt’s Bees, Inc. (the Company) is a manufacturer of natural personal care products. Founded in 1989, the Company began by selling honey, beeswax candles, and furniture polishes at flea markets and craft fairs in Maine. Since then, the Company has grown rapidly and built a valuable, distinctive brand image among a large loyal customer base. The Company was incorporated in Delaware in January 2000 and is currently headquartered in Durham, North Carolina. The Company markets its products as “earth friendly, natural personal care products.”

Basis of Presentation

Effective November 7, 2003, the Company entered into a Stockholders’ Purchase Agreement (the Stockholders’ Agreement) by and among the stockholders of the predecessor company (collectively, the Stockholders), BBI Investors I LP and its assignees (collectively, the Buyer). In accordance with the terms of the Stockholders’ Agreement, the Company redeemed an aggregate of 9,778 shares of Class A common stock from the Stockholders and the Buyer purchased a majority of the Stockholders’ remaining Class A common stock, thus resulting in a change of control. The total cost of these transactions was approximately $174,375,000 including transaction costs and the purchase of all outstanding Class B common stock options from the option holders.

The cost of the transaction attributable to the new ownership has been pushed down to the financial statements of the Company and allocated to the fair value of the assets acquired and liabilities assumed with the excess recorded as goodwill, in accordance with the purchase accounting methodology set forth in Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141). The Company’s existing recorded assets and liabilities were deemed to approximate at fair value at the date of investment, and the balance sheet did not change significantly between the transaction date and December 31, 2003. The Company recorded identifiable intangible assets of $36,368,000 at their estimated fair values, and goodwill of $117,212,000 identified at the date of investment.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Burt’s Bees, Inc., and its wholly owned subsidiaries including Burt’s Bees International Holdings Inc., the wholly owned parent company of Burt’s Bees Canada ULC. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue on sales when products are shipped and the customer takes ownership and assumes risk of loss. Sales are recorded net of an estimated allowance for sales returns and customer discounts.

In 2006, two customers each represented approximately 16% of total revenue, and in 2005, a single customer represented approximately 14% of total revenue.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash equivalents and accounts receivable. The Company deposits its cash and cash equivalents in domestic financial institutions. Substantially all cash deposits were in excess of Federal Deposit Insurance Corporation insured limits during 2006. At December 31, 2006, two customers represented approximately 27% and 14% of accounts receivable. At December 31, 2005, two customers represented approximately 21% and 15% of accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are derived from revenue earned from customers primarily located in North America. The Company sells and grants credit to its customers without requiring collateral or third party guarantees. The Company monitors customers’ payment history and establishes reserves for estimated bad debts and sales returns and allowances. The bad debt allowance is recorded as a reduction of accounts receivable on the balance sheet and the provision recorded for an accounting period is recognized as an increase in selling, general and administrative expense on the statement of income for that period. Allowances for sales returns are recorded as reductions of accounts receivable on the balance sheet and the provision recorded as a reduction of revenue on the statement of income for that period. As of December 31, 2006 and 2005, the allowances for doubtful accounts receivable and sales returns totaled $253,000 and $237,000, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method for all inventories. The Company records a valuation allowance against inventory based on estimates of excess, obsolete, scrap or non-conforming inventories. The valuation allowance is charged to the provision for inventory which is a component of cost of goods sold. At the point of loss recognition, a new lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Inventories consist of the following at December 31:

	2006	2005
	(In thousands)
Raw materials	$8,337	$8,544
Work in process	2,704	6,094
Finished goods	7,736	4,987

	18,777	19,625
Less valuation allowance	(1,653)	(1,270)

	$17,124	$18,355

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line basis over the shorter of the lease term or the estimated useful life of the asset. Repairs and maintenance are charged to operations as incurred, and expenditures for additions and improvements that extend the useful life of the asset are capitalized.

Property and equipment consists of the following at December 31:

	2006	2005
	(In thousands)
Office furniture and fixtures	$3,564	$2,205
Tooling and equipment	10,991	6,243
Leasehold improvements	2,101	1,745

	16,656	10,193
Accumulated depreciation	(5,544)	(2,792)

	11,112	7,401
Construction in progress	526	1,826

	$11,638	$9,227

Depreciation expense totaled $2,835,000 and $1,847,000 for the years ended December 31, 2006 and 2005, respectively.

As of December 31, 2006, construction in progress included approximately $268,000 of software being developed for internal use which had not been placed into service as of year end. The remainder of the construction in progress balance is attributable to equipment.

Capitalized Software Development Costs

The Company capitalizes software development costs related to internal use software in accordance with AICPA Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. The Company capitalizes software development costs once the project has reached the application development stage, which includes activities such as coding, installation of hardware, and software configuration.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Goodwill and Indefinite-Lived Intangible Assets

The Company accounts for its goodwill and indefinite-lived intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142). SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. In accordance with SFAS No. 142, goodwill and certain intangibles are not amortized into results of operations, but instead are reviewed for impairment at least annually and written down and charged to operations only in the periods in which the recorded value of goodwill and certain intangibles exceeds its fair value. The Company has elected to perform its annual impairment test as of December 31 of each calendar year. An interim goodwill impairment test would be performed if an event occurs or circumstances change between annual tests that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For purposes of performing the goodwill impairment test, the Company has identified one reporting unit based on criteria specified in SFAS No. 142. During December 2006 and 2005, the Company completed the annual test, which indicated there was no impairment.

Intangible Assets

Intangible assets resulted from a business combination accounted for using the purchase method. Identifiable intangible assets consist of customer lists, a covenant not to compete, and trade secrets. These identifiable intangibles are amortized on a straight-line basis over their estimated useful lives, ranging from seven to ten years. Management reviews the carrying value of its identifiable intangible assets for recoverability if indicators of impairment arise. If this review by management indicates that the carrying value would not be recoverable, as determined based on an analysis of estimated undiscounted cash flows, the Company would determine the impairment based on the excess of the book value over the estimated fair value determined using discounted cash flows and reduce the carrying value accordingly. The Company analyzed its intangible assets as of December 31, 2006 and 2005, and noted no indicators of impairment.

Reclassifications

Certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentation. These reclassifications did not result in any changes to net income or stockholders’ equity as previously reported.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash Equivalents

The carrying amounts approximate fair value because of the short maturity of the instruments.

Interest Rate Swap

The fair value of the interest rate swap was estimated by obtaining a quote from the broker and is the estimated amount that the Company would receive to terminate the agreement at the reporting date, taking into account current interest rates.

Senior First Lien Term Notes Payable

The carrying amounts approximate fair value because the variable interest rates are based on LIBOR, as defined in the note agreements.

Senior Second Lien Term Notes Payable

The carrying amounts approximate fair value because the variable interest rates are based on LIBOR, as defined in the note agreements.

Shipping and Handling

Shipping and handling costs related to goods received are capitalized as a component of inventory cost. Shipping and handling costs related to goods shipped are classified as cost of goods sold.

Advertising and Promotional Costs

The Company expenses costs of advertising and promotional costs as incurred. Advertising and promotional expenses totaled $9,718,000 and $11,230,000 for the years ended December 31, 2006 and 2005, respectively.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Foreign currency

Foreign currency transactions are accounted for in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation (SFAS No. 52). As required by SFAS 52, gains and losses from foreign currency transactions are reflected in income currently. For the year ended December 31, 2006, foreign currency losses amounted to $37,000.

The Company has identified the functional currency of its subsidiaries with foreign operations as the applicable local currency. The translation from the applicable local currency to United States dollars is performed using the exchange rate in effect at the balance sheet date. Revenue and expense accounts are translated using the average exchange rate experienced during the period. Adjustments resulting from the translation of the Company’s subsidiaries financial statements from its functional currency to the United States dollar are not included in income, but are reported as accumulated “other comprehensive loss”, a separate component of stockholders’ equity.

Comprehensive Income

The Company applies the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No. 130), which requires the Company to report and display certain information related to comprehensive income. Comprehensive income encompasses all changes in stockholders’ equity (except those arising from transactions with stockholders) and includes net income and foreign currency translation adjustments.

The accumulated other comprehensive loss balance consists entirely of foreign currency translation adjustments.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

Effective January 1, 2006, the Company began accounting for stock-based compensation under the prospective method provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments (SFAS 123(R)), and related guidance. Prior to adoption, the Company used the minimum-value method to measure compensation cost for employee stock options under SFAS 123 for pro forma disclosure. Under the prospective method, the Company will continue to account for non-vested awards outstanding at the date of adoption of SFAS 123(R) in the same manner as it had been accounted for prior to adoption for financial statement recognition purposes. All awards granted, modified or settled after the date of adoption will be accounted for using the fair value measurement, recognition and attribution provisions of SFAS 123(R). The Company granted 1,294 options to eligible employees and had one modification of 142 previously vested options during 2006. The adoption of SFAS 123(R) resulted in additional compensation expense of $1,491,000 and the modification of previously vested options resulted in the additional compensation expense of $226,000 for the period ended December 31, 2006.

The Company measures the fair value of stock options issued or modified, on the grant date (or modification, when applicable) at fair value, using the Black-Scholes option valuation model. The Company amortizes the fair value, net of estimated forfeitures, over the remaining vesting term on a straight-line basis.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive these awards, and subsequent events are not indicative of the reasonableness of the Company’s original estimate of fair value. The Company considers many factors when estimating expected forfeitures, including the employee class and historical experience. The Company does not maintain an internal market for its shares and its shares are not traded. Therefore, the Company estimates volatility based upon information of similar public entities for which option price information is available.

The Company has presented the tax benefit for deductions relating to excess stock-based compensation as a financing activity in its consolidated statements of cash flows. In 2006, $31,000 of tax benefits were reported as a financing activity.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for pursuant to Statement of Financial Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are provided on temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on a tax return (including a decision whether or not to file a return in a particular jurisdiction). Under FIN 48, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN 48 revises disclosure requirements and introduces a prescriptive, annual, tabular rollforward of the unrecognized tax benefits. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently assessing the impact of adopting FIN 48 on its consolidated financial statements.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), to provide enhanced guidance when using fair value to measure assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS 157 applies whenever other pronouncements require or permit assets or liabilities to be measured at fair value and, while not requiring new fair value measurements, may change current practices. The Company is currently evaluating the impact SFAS 157 will have on its consolidated financial statements. SFAS 157 is effective for the Company beginning on January 1, 2008.

2. Business Acquisition

On August 18, 2006, the Company acquired substantially all of the assets of Forever Natural, Inc., an unaffiliated international distributor for products of the Company.

The transaction is accounted for in accordance with SFAS 141, and the results of operations of Forever Natural are included in the Company’s consolidated financial statements from the date of acquisition.

The allocation of the purchase price, including transaction costs, resulted in the recognition of approximately $544,000 of intangible assets attributable to the anticipated future earnings and related cash flows of the customer list and distribution channel acquired from the acquisition. Additionally, the Company allocated $713,000 of the purchase price to inventory, $113,000 to equipment, and $9,000 to other assets.

The Company may be required to make additional future cash payments of up to $600,000 to Forever Natural based on the achievement of certain annual financial performance measures of the acquired business through December 31, 2008. Any additional future cash consideration represents additional purchase price and will increase the amount of recorded intangible assets when the contingencies are resolved. As of December 31, 2006, additional cash consideration of $200,000 was accrued based on the achievement of established 2006 financial performance targets, as defined in the agreement.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

3. Intangible Assets

Identifiable intangible assets consist of the following at December 31, 2006 and 2005 (in thousands):

2006	Useful Life	Gross Amount	Accumulated Amortization	Net Amount
Trademarks and trade names	Indefinite	$23,765	$—	$23,765
Trade secrets	10 years	10,491	3,322	7,169
Customer list	7 years	1,856	529	1,327
Covenant not to compete	8 years	1,000	125	875

Total intangible assets		$37,112	$3,976	$33,136

2005	Useful Life	Gross Amount	Accumulated Amortization	Net Amount
Trademarks and trade names	Indefinite	$23,765	$—	$23,765
Trade secrets	10 years	10,491	2,273	8,218
Customer list	7 years	1,112	344	768
Covenant not to compete	8 years	1,000	—	1,000

Total intangible assets		$36,368	$2,617	$33,751

Estimated future aggregate amortization of the trade secrets, customer list intangibles, and covenant not to compete is as follows for the years ended December 31 (in thousands):

2007	$1,441
2008	1,441
2009	1,441
2010	1,415
2011	1,282
Thereafter	2,351

$9,371

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

4. Related-Party Transactions

On November 7, 2003, the Company entered into a management agreement with an affiliate of a stockholder of the Company. Under the terms of this management agreement, the Company will pay this entity $750,000 per year in quarterly installments in exchange for certain advisory and consulting services. The Company recorded $750,000 of sales, general and administrative expense in the accompanying consolidated statements of income for the years ended December 31, 2006 and 2005, related to this management agreement. In addition, the Company reimburses an affiliate of a stockholder for certain administrative costs which totaled approximately $50,000 and $89,000 in 2006 and 2005, respectively, of which approximately $10,000 and $32,000 was payable as of December 31, 2006 and 2005, respectively.

In 2005, the Company paid an affiliate of a stockholder $2,500,000 for professional services in conjunction with the refinancing of its debt. (See footnote 5).

5. Long-Term Debt

Long-term debt consists of the following at December 31:

	2006	2005
	(In thousands)
Senior first lien term notes payable	$145,575	$148,875
Second lien senior secured notes payable	25,000	25,000

Long-term debt	170,575	173,875
Less current portion of long-term debt	(6,400)	(3,223)

Long-term debt, less current portion	$164,175	$170,652

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

5. Long-Term Debt (continued)

Senior First Lien Term Notes Payable

Effective March 29, 2005, the Company amended and restated its bank credit agreement and issued $150,000,000 in senior first lien term notes (First Lien Notes). The First Lien Notes bear interest at a series of LIBOR-based rates that ranged from 7.04% to 8.37% per annum during 2006. The First Lien Notes are secured by substantially all the assets of the Company and are payable in quarterly installments of $375,000 starting in June 2005 through December 30, 2010 and a final payment on March 31, 2011. Pursuant to the terms of the notes, the Company is required to prepay the principle of the senior first lien term notes based upon excess cash flow, as defined in the agreement, with payment of the excess cash flow within 120 days after year end. This prepayment permanently reduces the First Lien Notes and shall be applied in inverse order of maturity of such scheduled installments. The Company estimated that its excess cash flow was $4,900,000 and $1,723,000 as of December 31, 2006 and 2005. As the 2006 amount is expected to be paid by April 30, 2007 and the 2005 amount was paid on April 30, 2006, they have been classified as part of the current portion of long-term debt in the accompanying consolidated balance sheet.

Second Lien Senior Secured Notes

Effective March 29, 2005, the Company issued $25,000,000 in second lien senior secured notes (Second Lien Notes). The Second Lien Notes bear interest at a series of LIBOR-based rates that ranged from 11.27% to 12.25% per annum during 2006. The notes are secured by substantially all the assets of the Company. Interest is payable quarterly and the entire principal balance is due on March 29, 2012.

Senior Notes Payable

Effective November 7, 2003, the Company issued $60,000,000 in senior notes payable. The notes bore interest at a series of LIBOR-based rates that ranged from 5.31% to 5.52% per annum during 2005. The notes were secured by substantially all assets of the Company. The Company incurred debt issuance costs of $2,241,000 in connection with these notes. Pursuant to the terms of the notes, the Company was required to prepay the principle of the senior notes based upon excess cash flow, as defined in the agreement, with payment of the excess cash flow within 120 days after year end. These notes were repaid on March 29, 2005.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

5. Long-Term Debt (continued)

Senior Subordinated Notes Payable

Effective November 7, 2003, the Company issued $25,000,000 in senior subordinated notes payable. Interest payments on the notes were due quarterly and principal was payable on November 7, 2010. The Company incurred debt issuance costs of $769,000 in connection with this issuance. As discussed in Note 8, the Company issued Class A common stock warrants in connection with its senior subordinated notes payable. The fair value of these warrants was recorded as a discount on the debt and was amortized as additional interest expense over the term of the debt. These notes were repaid on March 29, 2005. Amortization for the year ended December 31, 2005 totaled $72,000. In conjunction with the repayment, the Company paid a prepayment penalty fee totaling $2,290,000 and the unamortized debt issuance costs totaling $613,000 were recorded as a component of interest expense in 2005.

The aggregate maturities of long-term debt as of December 31, 2006 are as follows (in thousands):

2007	$6,400
2008	1,500
2009	1,500
2010	1,500
2011	134,675
Thereafter	25,000

Total principal	170,575
Less current portion of debt	(6,400)

Long-term debt	$164,175

The aggregate maturities for 2008 through 2010 are subject to change based upon future excess cash flow calculations, as defined in the agreement.

The note agreements include restrictive financial covenants related to levels of income, as well as minimum interest coverage ratios, fixed charge coverage ratios, and leverage ratios. The Company was in compliance with these covenants at December 31, 2006.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

5. Long-Term Debt (continued)

Bank Credit Facility

The Company has a $15,000,000 revolving line of credit, collateralized by substantially all assets of the Company, which was unused in 2006. The Company pays a quarterly commitment fee of 0.50% on the unused portion of the revolver.

Interest Rate Swap

On April 21, 2005, the Company entered into an interest rate swap to hedge against the impact on cash flows of changes in interest rates on the First Lien Notes. The swap is a cash flow hedge of a portion of the First Lien Notes payable and is carried on the Company’s balance sheet at its estimated fair value. Unrealized gains or losses are recorded in earnings as incurred until the swap matures on March 31, 2008. The effect of the swap is to convert a portion of the interest rate on the First Lien Notes from a variable rate to a fixed rate of 3.875%. As of December 31, 2006, the Company’s interest rate swap was based on a notional amount of $95,794,000 that decreases as the Company pays down the principal balance on its First Lien Notes.

6. Leases

The Company leases certain equipment and buildings under noncancelable operating leases expiring in years through 2010. Certain of the leases contain escalation clauses and renewal options as outlined in the agreements. Future minimum lease payments, by year and in the aggregate, under operating leases with remaining terms of one year or more consisted of the following at December 31, 2006 (in thousands):

2007	$936
2008	953
2009	946
2010	417

$3,252

Rent expense totaled $1,022,000 and $818,000 for the years ended December 31, 2006 and 2005, respectively.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

6. Leases (continued)

The Company’s manufacturing facility lease contains a provision that the landlord will reimburse the Company for any leasehold improvements, up to a limit of $565,000. As of December 31, 2005, the Company had capitalized $550,000 in such costs as leasehold improvements. The Company also recorded deferred rent totaling $550,000 for this lease incentive that is being amortized on a straight line basis over the remaining lease term. Amortization recorded during the year ended December 31, 2006 and 2005 totaled $90,000 and $110,000, respectively and is recorded as an offset to rent expense.

In 2005, the Company amended one of its leases. In conjunction with the amendment, the Company agreed to return a portion of the facility back to its original use at the end of the lease term, May 31, 2010. The Company has recorded a long term liability of approximately $217,000 and $206,000 as of December 31, 2006 and 2005, respectively. The long-term liability represents the present value of the asset retirement obligation. The Company has recorded approximately $50,000 and $33,000 in accretion expense in 2006 and 2005, respectively.

7. Income Taxes

The components of income tax expense consisted of the following:

	2006	2005
	(In thousands)
Current:
Federal	$4,204	$3,475
State	1,004	758

Total current income taxes	5,208	4,233

Deferred:
Federal	(452)	(475)
State	(98)	(104)

Total deferred income taxes	(550)	(579)

Total income tax expense	$4,658	$3,654

Income tax expense recorded by the Company differs from income tax expense calculated using the U.S. federal statutory rate due primarily to certain eligible tax deductions taken by the Company, adjustments of prior accruals in the current period, and non-deductible items and state income taxes, net of the related federal benefit.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are presented below:

	2006	2005
	(In thousands)
Deferred tax assets:
Charitable contribution carryover	$369	$982
Accrued sales and use taxes	121	201
Inventory reserve	637	490
Deferred severance compensation	125	14
Deferred financing costs	640	825
Stock options	663	—
Other	185	158

Total deferred tax assets	2,739	2,670

Deferred tax liabilities:
Intangible assets	(3,385)	(3,850)
Depreciation	(598)	(511)
Interest rate swap	(587)	(690)

Total deferred tax liabilities	(4,570)	(5,051)

Net deferred tax liability	$(1,831)	$(2,381)

The Company’s charitable contribution carryover totaling $958,000 and $2,547,000 as of December 31, 2006 and 2005 will begin to expire in 2007 if not used.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. Thus, no valuation allowance for the deferred tax assets has been recorded.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

8. Warrants

In 2003, the Company issued warrants to purchase 308 shares of Class A common stock at an exercise price of $.001 per share in connection with the issuance of the Senior Subordinated Notes Payable (Note 5). Proceeds from the issuance of the notes payable in the amount of $2,012,000 were allocated to these warrants, based on the estimated fair value of the warrants on the date of issuance as calculated using a Black-Scholes valuation model. The value of the warrants was recorded as a discount to the Senior Subordinated Notes Payable. The discount was being amortized as additional interest expense over the 84-month term of the debt from November 7, 2003 to November 7, 2010. Amortization expense related to the warrants for the year ended December 31, 2006 and 2005 totaled $0 and $72,000, respectively. The warrants were exercisable until November 7, 2010. On March 23, 2005, the warrants were exercised into 308 shares of Class A common stock and the Company recorded the remaining unamortized warrant discount totaling $1,604,000 as a component of interest expense in 2005.

9. Common Stock and Common Stock Reserved for Future Issuance

The Company has authorized and issued shares of two classes of common stock. Class A common stock has voting rights and Class B common stock is non-voting. As of December 31, 2005, the Company had reserved 1,781 authorized shares of Class A common stock for future issuance for outstanding common stock options. In 2006, the Board of Directors increased the amount of authorized Class A shares reserved to 2,681.

10. Dividend

With the net proceeds of the First Lien Notes on March 29, 2005, the Board of Directors approved a cash dividend of $5,842 per Class A common share totaling $94,279,000.

11. Stock Option Plans

The Company implemented a stock option plan (the Plan) during 2004 to provide incentives to eligible directors, employees, consultants and customers in the form of non-qualified stock options to purchase Class A common stock. At December 31, 2006, 2,260 shares had been granted and were outstanding, and 587 shares were vested. These options have an exercise price of $8,360 per share, generally a graded vesting period of five years or 20% vested per year, and generally an expiration date ten years from the date of grant.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

11. Stock Option Plans (continued)

The fair value of each award granted subsequent to the adoption of SFAS 123(R) was estimated on the date of grant using the Black-Scholes-Merton option-pricing model, which uses the assumptions in the following table. The Company uses historical data among other factors to estimate forfeiture rates used in the model. The expected term of options granted is derived using the “simplified” method and represents the period that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the yield of the U.S. Treasury securities at the time of grant.

The assumptions for the Black-Scholes-Merton model used in determining the fair value of options granted to employees for the year ended December 31, 2006 were:

Year Ended December 31, 2006
Risk-free interest rate	4.2% – 4.8%
Volatility	38.3%
Expected life	6.25 –6.50 years
Dividend yield	0.0%

The option-pricing model uses a forecast of the volatility of the Company’s common stock during the expected life of the option. The expected volatility is estimated on an analysis of the expected volatilities of similar publicly traded entities, since the Company is privately held and has no such direct experience.

The following table summarizes stock option activity:

	Shares	Weighted Average Remaining Contractual Term	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at January 1, 2006	1,737		$8,360
Granted	1,294		8,360
Exercised	(93)		8,360
Forfeited	(678)		8,360

Outstanding at December 31, 2006	2,260	8.7	8,360	$2,738,297

Exercisable at December 31, 2006	587	8.3	$8,360	$711,230

At December 31, 2006, there were 1,106 non-vested shares granted after the adoption of SFAS 123(R). The weighted average grant date fair value per share for shares issued in 2006 is $3,617. Additionally, there was $3,189,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of approximately 5 years.

Burt’s Bees, Inc.

Notes to Consolidated Financial Statements (continued)

12. Employee Benefit Plan

The Company sponsors a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. In 2005, the Company amended the plan whereby the Company will match 100% of the first 3% and 50% of the next 2% of the employee contributions to the plan up to 4% of the employee’s annual base salary, commission and bonus. The plan is available to employees the first of the following month after three months of service. The Company contributed $321,000 and $137,000 for the years ended December 31, 2006 and 2005, respectively.

13. Commitments and Contingencies

The Company’s operations are subject to and affected by federal, state and local laws and regulations relating to the environment, health and safety and other regulatory matters. Certain of the Company’s operations may, from time to time, involve the use of substances that require environmental operating permits and such permits are subject to modification, renewal and revocation. The Company regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s businesses, as it is with other companies engaged in similar businesses, and there can be no assurance that environmental liabilities will not have a material adverse effect on the Company in the future.